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                                                                    EXHIBIT 99.B


                        SOUTHTRUST BANK OF NORTH CAROLINA
                           AMENDMENT TO LOAN AGREEMENT



         THIS AMENDMENT TO LOAN AGREEMENT, made and entered into this the 17th day of January, 1997, between WSMP, INC., hereinafter the "Borrower"; and SOUTHTRUST BANK OF NORTH CAROLINA, hereinafter the "Lender";



                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender entered into a Loan Agreement dated January 10, 1997, (the "Loan Agreement") pursuant to which the Lender loaned to the Borrower $5,000,000 (the "Loan"); and

         WHEREAS, the parties inadvertently omitted a term from the Loan Agreement, which term was contained in the parties' commitment letter dated November 27, 1996;

         NOW, THEREFORE, in consideration of the premises, the parties hereto are agreed as follows:

1. Section 11 of the Loan Agreement is hereby amended by the addition of the following sentence:

         In the event any of the real estate collateral identified as "Secondary Collateral" in Exhibit A hereto is sold by the Borrower to an unrelated entity, the Lender will release the deed of trust on such property without requiring principal debt reduction at that time.

2. As herein amended, the Loan Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Borrower and the lender have caused this
Amendment to Loan Agreement to be duly executed, signed and sealed, all as of the day and year first above written.


                                      BORROWER:
                                      WSMP, INC.


                                      By: /s/ Bobby G. Holman
                                          --------------------------------------
                                          Bobby G. Holman
                                          Chief Financial Officer and Treasurer


                                      (Corporate seal)



                                      LENDER:
                                      SOUTHTRUST BANK OF NORTH CAROLINA


                                      By: /s/ Darren Radson
                                          --------------------------------------
                                          Vice President


                                      (Corporate Seal)